UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2005

                        ELECTRONIC CONTROL SECURITY INC.
             (Exact name of registrant as specified in its charter)

New Jersey                           0-30810                 22-2138196
(State or other jurisdiction         (Commission             IRS Employer
of incorporation)                    File Number)            Identification No.)

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:


         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Acquisition of Assets.

      On March 4, 2005, Electronic Control Security Inc. ("ECSI") and its wholly owned subsidiary Clarion Sensing Systems Acquisition Corp. (the "Subsidiary," which together with ECSI is herein referred to as the "Company"), entered into a series of agreements with Clarion Sensing Systems, Inc., an Indiana corporation ("Clarion"), and its stockholders (the "Clarion Stockholders") to acquire all of Clarion's assets (the "Clarion Assets") and assume certain of its liabilities. Clarion has developed and markets proprietary remote environmental monitoring sensor systems to detect nuclear, biological, chemical and radiological (NBCR) contaminants in air and water ("NBCR Devices"). The NBCR Devices have application in the monitoring of public and private water distribution and related systems and atmospheric environmental status monitoring.

      Pursuant to an Asset Purchase Agreement, the Company acquired the tangible and intangible assets described below for a purchase price of approximately $1.3 million (collectively, the "Consideration") consisting of (i) the issuance of 394,682 shares of common stock of ECSI ("Shares") and (ii) the assumption of $646,206 of certain liabilities of Clarion, of which ECSI already has paid approximately $350,000 as of the date hereof. The Company also has agreed to assume $438,959 of certain liabilities of Clarion on a contingent basis, as described below ("Contingent Liabilities"), and to pay certain professional and other fees incurred in connection with the transaction.

Description of Clarion Assets.

      The Company acquired both intangible and tangible assets of Clarion, as follows:

o Intangible Assets - The Company acquired intangible assets which relate to the proprietary NBCR Devices developed by Clarion. These consist of all of Clarion's right, title and interest in and to (i) the patent pending relating to the Vacusonic(TM) technology filed with the US Patent and Trademark Office ("PTO"), (ii) the name Vacusonic(TM), as registered with the PTO, (iii) the name "Sentinal," an unregistered trademark, (iv) two Web domain names, "clarionsensing.com" and "clarionsentinal.com" and (v) proprietary software utilized in connection with the NBCR Devices. A more complete description of these assets, the use to which they will be put and their importance to the Company is set forth under Item 2.02 Results of Operations and Financial Condition, below. In addition, the Company acquired proprietary information relating to Clarion's environmental monitoring products.

o Agreements - Clarion also assigned to the Subsidiary all of its rights under outstanding and pending agreements to provide products and services.

o Tangible Assets - The Company also acquired tangible assets including parts and supplies utilized in connection with the manufacture of the NBCR devices as well as certain office equipment and other personal property of Clarion.

Consideration.

      Delivery of the Shares.

      The Shares are being held in escrow pursuant to the terms of an escrow agreement among ECSI, the Subsidiary, Clarion and the Clarion Stockholders in order to indemnify the Company and the Subsidiary from and against, any "Adverse Consequences" which may result from an inaccuracy in or breach of any representation, warranty, covenant or other provision set forth in any of the Asset Purchase Agreement or related agreements (collectively, the "Transaction Documents"). The term "Adverse Consequences" is defined in the escrow agreement to include, generally, any costs and expenses incurred by the Company in connection with, among other things, all legal actions, damages, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses incurred as a result of any inaccuracy in or breach of any representation, warranty, covenant or other provision set forth in the Transaction Documents. During such time as the Shares are held in escrow, they shall be entitled to participate in any dividends or other distributions upon the common stock and to vote (as directed by a representative of the Clarion Stockholders) in all matters presented to holders of common stock but shall not be assignable or transferable, other than by operation of law.

      The Shares will be released from escrow to the Company or Clarion as follows:

o To the Company - Shares will be returned to the Company for cancellation if, during the three-year period ending March 3, 2008, there is an inaccuracy in or breach of any representation, warranty, covenant or other provision set forth in the Transaction Documents which results in Adverse Consequences to the Company or and such entity makes a claim against the Clarion Stockholders for the return of the Shares in accordance with the procedures set forth in the escrow agreement, in which case there will be returned to the Company upon the expiration of the term of the escrow agreement (March 3, 2008) a number of Shares calculated by dividing the dollar amount of the claim by the closing ask price of a share of common stock on such date.

o Any Shares remaining in escrow after giving effect to Shares which are subject to return to the Company, as described above, if any, will be released to Clarion for distribution to the Clarion Stockholders upon the earlier of (i) March 3, 2008 or (ii) after the fiscal year in which the Subsidiary achieves sales in excess of $3,000,000 and net earnings before taxes in excess of $600,000.

      Payment of the Contingent Liabilities.

      The Subsidiary will be obligated to pay the Contingent Liabilities, if at all, only if the Subsidiary achieves (A) sales in excess of $3,000,000 ("$3,000,000 in Sales") and/or (B) net earnings before taxes in excess of $600,000 ("$600,000 in Net Earnings") in one of its fiscal years beginning within three (3) years of March 4, 2005. In the event $3,000,000 in Sales are achieved but $600,000 in Net Earnings are not achieved, then 10% of the Subsidiary's net earnings before taxes earned during such fiscal year shall be utilized to pay the Contingent Liabilities. In the event $600,000 in Net Earnings are achieved (whether or not $3,000,000 in Sales are achieved), then
(I) all net earnings before taxes in excess of $600,000 earned during such fiscal year plus (II) 10% of the Subsidiary's net earnings before taxes earned during such fiscal year, shall be utilized to pay the Contingent Liabilities. If the Contingent Liabilities are not paid in full and $3,000,000 in Sales or $600,000 in Net Earnings occurs in one or more subsequent fiscal years, then net earnings before taxes with respect to such fiscal years shall be utilized to pay the Contingent Liabilities in the manner set forth in the preceding two sentences until such time, if ever, the Contingent Liabilities are paid in full. Any amounts shall be payable in cash or shares of common stock (valued as of the closing ask price on the date of issuance) as the recipient shall direct.

Other Agreements

      Each of H. Martin Harmless, III, Brian O'Dell, Robert Plummer, and William Eby has executed a Confidentiality and Non-Competition Agreement in favor of the Company pursuant to which such person has agreed not use or disclose any confidential information, trade secrets or know-how ("Confidential Information") at any time during or after their association with the Company. In addition, all inventions, discoveries and improvements developed by said persons while associated with the Company shall be the exclusive property of the Company. Each of these persons have further agreed that in the event they are terminated by the Company for any reason (or otherwise retire), with or without cause, for a period of one (1) year following the date of termination, the undersigned will not anywhere in the United States or any other country where the Company conducts business or sells products, directly or indirectly, in any capacity have an interest in, be associated with, or otherwise engage in, any business conducted by the Company.

      Each of the Clarion Stockholders has executed an agreement in favor of the Company pursuant to which such person has agreed if, at any time after March 4, 2005 ("Closing Date"), each party to the Asset Purchase Agreement (a "Party") will (i) take any further action necessary in connection with the Asset Purchase Agreement, (ii) cooperate with a contesting or defending Party in any action relating to the business or operations of Clarion or the Company as shall be necessary in connection with the contest or defense, (iii) not, for three years following the Closing Date, take any action which might discourage any person from maintaining the same business relationships with the Company as it maintained with Clarion prior to the Closing Date; (iv) refer all customer inquiries relating to the businesses of Clarion to the Company, (iv) not use any Confidential Information (as defined in the foregoing paragraph).

Item 2.01. Completion of Acquisition or Disposition of Assets.

      The information required to be disclosed by this item is included in item 1.01, above.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      In connection with the acquisition of the Clarion Assets described in Item 1.01, above, the Subsidiary undertook certain direct financial obligations, all of which have been guaranteed by the Company. Pursuant to the Asset Purchase Agreement, the Subsidiary paid a purchase price of approximately $1.3 million (collectively, the "Consideration") consisting of (i) the issuance of 394,682 shares of common stock of ECSI and (ii) the assumption of $646,206 of certain liabilities of Clarion, of which ECSI already has paid approximately $350,000 as of the date hereof. The Company also has agreed to assume $438,959 of certain liabilities of Clarion on a contingent basis, as described below ("Contingent Liabilities"), and to pay certain professional and other fees incurred in connection with the transaction.

      The Subsidiary will be obligated to pay the Contingent Liabilities, if at all, only in the event the Subsidiary achieves (A) sales in excess of $3,000,000 ("$3,000,000 in Sales") and/or (B) net earnings before taxes in excess of $600,000 ("$600,000 in Net Earnings") in one of its fiscal years beginning within three (3) years of March 4, 2005. In the event $3,000,000 in Sales are achieved but $600,000 in Net Earnings are not achieved, then 10% of Buyer's net earnings before taxes earned during such fiscal year shall be utilized to pay the Contingent Liabilities. In the event $600,000 in Net Earnings are achieved (whether or not $3,000,000 in Sales are achieved), then (I) all net earnings before taxes in excess of $600,000 earned during such fiscal year plus (II) 10% of the Subsidiary's net earnings before taxes earned during such fiscal year, shall be utilized to pay the Contingent Liabilities. If the Contingent Liabilities are not paid in full and $3,000,000 in Sales or $600,000 in Net Earnings occurs in one or more subsequent fiscal years, then net earnings before taxes with respect to such fiscal years shall be utilized to pay the Contingent Liabilities in the manner set forth in the preceding two sentences until such time, if ever, the Contingent Liabilities are paid in full. Any amounts paid hereunder shall be paid in cash or shares of common stock (valued as of the closing ask price on the date of issuance) as the recipient shall direct.

Item 3.02. Unregistered Sales of Equity Securities.

      In connection with the acquisition of the Clarion Assets described in Item 1.01, above, the Company issued 394,682 shares of common stock ("Shares") to Clarion pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), afforded by Section 4(2) thereof. The Shares are being held in escrow pursuant to the terms of an escrow agreement among the Company, Clarion and the Clarion Stockholders in order to indemnify the Company and the Subsidiary from and against, any "Adverse Consequences" (as defined in Item 1.01) which result from an inaccuracy in or breach of any representation, warranty, covenant or other provision set forth in any of the Transaction Documents.

      The Shares will be released from escrow to the Company or Clarion as follows:

o Shares will be returned to the Company for cancellation if, during the three-year period ending March 3, 2008, there is an inaccuracy in or breach of any representation, warranty, covenant or other provision set forth in the Transaction Documents, which results in Adverse Consequences to the Company or the Subsidiary and such entity makes a claim against for the return of the Shares in accordance with the procedures set forth in the escrow agreement, in which case there will be returned to the Company upon the expiration of the term of the escrow agreement (March 3, 2008) a number of Shares calculated by dividing the dollar of the claim by the closing ask price of a share of common stock on such date.

o Any Shares remaining escrow after giving effect to Shares which are subject to return to the Company, as described above, if any, will be released to Clarion for distribution to the Clarion Stockholders upon the earlier of (i) March 8, 2008 or (ii) after the fiscal year in which the Subsidiary achieves sales in excess of $3,000,000 and net earnings before taxes in excess of $600,000.

Item 8.01. Other Events.

      (a) Discussion of Acquisition and Subsidiary Operations.

Subsidiary Operations.

      Cautionary Note Regarding Forward Looking Statements

      The information contained in this report regarding our acquisition of the Clarion Assets and the business of Clarion Sensor Systems Acquisition Corp. after the Closing Date contains forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. We have based these forward-looking statements largely on our current expectations and projections about future events and industry financial trends affecting the condition of our business. Our acquisition of Clarion involves a number of special risks, including, but not limited to, the following:

o we may experience difficulty integrating the acquired assets and personnel;

o     the acquisition may disrupt our ongoing business;

o we may not be able to successfully incorporate the acquired technologies and rights into our product offerings and maintain uniform standards, controls, procedures, and policies;

o we may not be able to retain the key personnel who joined our Company upon the acquisition;

o our Subsidiary which acquired the Clarion Assets may fail to achieve the revenues and earnings anticipated;

o a patent may never be issued in favor of the patent pending relating to the technology acquired by the Company; and

o we may ultimately be liable for contingent and other liabilities of Clarion not previously disclosed to us.

      We may not successfully overcome problems encountered in connection with potential future acquisitions. In addition, the acquisition of the Clarion Assets has:

      o     diluted current shareholders' ownership interest; and

      o     caused us to assume a material amount of liabilities.

      In addition, in this report, we use words such as "anticipates," "believes," "plans," "expects," "future," "intends," and similar expressions to identify forward-looking statements.

      We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this report. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this report may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

      Overview of ECSI's Operations.

      ECSI designs, develops, manufactures and markets technology-based integrated security systems. We also provide consulting services to security system integrators consisting of risk assessment and vulnerability studies to ascertain a client's security requirements to develop a comprehensive risk management and mitigation program and product design and engineering support services.

      We believe that we are one of the few true comprehensive security solution providers in the industry. We are able to analyze a security risk and develop security solutions specifically tailored to mitigate that risk, including designing, engineering and manufacturing individual components of a system as may be necessary to deliver a fully integrated security system customized to a client's requirements. We offer the complete range of solutions-driven responses to accommodate our customer's needs. We continuously seek to augment our portfolio of technologies by acquiring new technologies to respond to new security challenges as they arise.

      Discussion of the Acquisition and Business of the Subsidiary.

      Clarion has developed and markets proprietary remote monitoring sensor systems to detect nuclear, biological, chemical and radiological (NBCR) contaminants in water and air ("NBCR Devices").

      Over the last few years, the federal government has acknowledged the prospect of security threats to the country's environment, particularly, the introduction of contaminants into the air and the country's water supply. Management of the Company believes that systems that monitor and detect the existence of nuclear, biological, chemical and radiological contaminants in air and water represent an integral part of the US Department of Homeland Security's initiatives over the foreseeable future. In addition, the Environmental Protection Agency has promoted the use of water monitoring systems and has estimated that approximately $138 million is required for upgrading and replacing water infrastructure systems to comply with the Safe Drinking Water Act by 2016.

      We moved rapidly to identify and acquire technologies to address these new security concerns because we believe our clients will require water and air contamination monitoring and detection devices as a part of a fully integrated security system.

      The technologies and intellectual property we acquired are utilized in connection with the manufacture of two key products, the Sentinal monitoring system ("Sentinal") and the Vacusonic water filtration and purification system ("Vacusonic").

      The Sentinal(TM) is a data management device that is the key component of an intelligent, real-time network of sensors and actuators. It monitors such factors as liquid levels, temperature, conductance, turbidity and pressures. In addition, it can detect the presence of specific ions such as ammonium, copper, lead and nitrate and use data collected from analyzers to measure such parameters as total organic carbon, volatile organic chemicals, manganese and mercury.

      The Sentinal(TM) gathers data from remote monitoring sensors and analyzers and allows users to protect stored assets such as water, oil and chemicals and as a consequence, protect equipment, such as supply systems, pipelines, power systems and waste water systems, as well as processes and the environment from contamination. The Sentinal(TM) can be integrated into existing comprehensive security systems.

      The Sentinal(TM) continuously evaluates water quality and compares the results with a previously established analytical baseline. The system then both takes the appropriate, pre-preprogrammed action to correct the problem, including shutting off the supply valve, if necessary, and notifies the designated authority of the problem. The information is reported both locally and remotely to trained building security and operations personnel and first responders are alerted to the validation of a contamination event. The system utilizes two-way communications which allows it to transmit data to a remote site and receive commands from a command and control center, including maintenance and diagnostic updates. The system is capable of communicating via wireless modalities such as radios, cellular networks, satellites, and by way of wired links to a local area network and telephone lines.

      The Sentinal(TM) can be fitted with sensors selected by the manufacturer but also functions utilizing existing sensors. Some sensors are equipped with communications device which allow for remote maintenance inspections.

      Information from the Sentinal(TM) is presented through the Internet, through a local area network of computers or on a local terminal. The data is presented in a Web page format that has analytical and historical storage capability. Each monitoring site will have its own Web page to allow for specific site monitoring and remote configuration of the water quality profile at the site.

      The Sentinal(TM) has been tested and management believes that its efficacy has been verified for the EPA by Battelle Science and Technology International. Clarion has sold approximately 10 Sentinal(TM) systems to date.

      The Vacusonic is a mobile, modular system that yields purified, filtered potable water in emergency situations. The system is designed to function without excessive logistical support an can provide potable water from sources of varying quality without using chemicals. The system is easily transportable by flatbed truck or helicopter to areas requiring an emergency water supply. The Vacusonic can provide throughput of 2,100 gallons an hour and is scalable from 10,000 to 50,000 gallons per day.

      The Vacusonic filters water without chemicals. Filters remove particulate matter by means of a process that maximizes disinfection and chemical destruction. The various processes employed by the system are used to destroy pathogens and volatile organic matter and remove heavy metals. In addition, sensors measuring water quality and process performance throughout the system's operation maximize efficiency and permit remote monitoring and control of operations. Two-way communications allow the system to make adjustments as required.

      Air monitoring capabilities are based on the same principles as the Sentinal(TM) system. Air contamination detection sensors and analyzers are incorporated into the device to monitor for toxic air contamination. The system comprises an integrated configuration of air contamination detection equipment, communication systems, data acquisition and management devices, automated HVAC system controls, and information. The system will detect and validate the presence of a chemical, biological, or radiological contaminant, actuate the HVAC system in the appropriate manner to mitigate the problem, and report its actions and the current status of air quality in the building. The information is reported both locally and remotely to trained building security and operations personnel and first responders who are alerted to the validation of a contamination event.

      The Subsidiary has retained the services of four of Clarion's employees who will continue further research and development with respect to of the development of the Sentinal and Vacusonic technologies and assist in marketing them to the target audience. The Company also will market these devices through its existing distribution channels.

      The Company expects to manufacture Sentinal(TM) and Vacusonic devices and related products at its manufacturing facility in Alabama. The devices are assembled from parts and equipment which are readily available from multiple sources.

      Upon the closing of the acquisition of the Clarion Assets, the Subsidiary retained the services of four employees of Clarion to continue further research and development of products based upon the technologies and who are primarily responsible for marketing and sales of the NCBR Devices.

      The following table sets forth certain information about the Subsidiary's directors and executive officers after the Closing Date of the acquisition of the Clarion Assets:

--------------------------------------------------------------------------------
         Name                              Position                       Age
--------------------------------------------------------------------------------

H. Martin Harmless, II             President and Director                 60
--------------------------------------------------------------------------------

Arthur Barchenko                   Vice President and Director            72
--------------------------------------------------------------------------------

Natalie Barchenko                  Treasurer and Director                 72
--------------------------------------------------------------------------------

      We believe that our acquisition of the Clarion Assets demonstrates our continuing commitment to up-grade our product offerings and allow us to provide our clients with innovative solutions to new security threats as they develop.

      (b) On March 7, 2005, the Company issued a press release announcing that it had acquired the Clarion Assets as more fully described elsewhere herein.

Item 9.01 Financial Statements And Exhibits.

(a) Financial statements of businesses acquired.

      Audited financial statements of Clarion Sensing Systems, Inc. and pro forma financial statements for the Company giving effect to the acquisition of the Clarion Assets will be filed by the Company within sixty days of the date hereof.

(c) Exhibits.

Exhibit
Number                             Exhibit Description
------                             -------------------

10.14 Asset Purchase Agreement dated March 4, 2005 among the Registrant, Clarion Sensing Systems Acquisition Corp., a New Jersey corporation, and Clarion Sensing Systems, Inc., and Indiana corporation.

10.15 Assumption Agreement, dated March 4, 2005, among Clarion Sensing Systems Acquisition Corp. Clarion Sensing Systems, Inc.

10.16 Escrow Agreement dated March 4, 2005, among the Registrant, Clarion Sensing Systems, Inc., the shareholders of Clarion Sensing Systems, Inc. and Lasser Hochman, L.L.C., as escrow agent.

10.17 Form of Target Stockholders Agreement dated March 4, 2005, among the Registrant, Clarion Sensing Systems Acquisition Corp. and each shareholder of Clarion Sensing Systems, Inc.

10.18 Form of Confidentiality and Non-Compete Agreement among the Registrant, Clarion Sensing Systems Acquisition Corp. and each shareholder of Clarion Sensing Systems, Inc.

99.1 Press Release dated March 7, 2005, entitled "ECSI Acquires Remote Air and Water Monitoring Technologies."

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ELECTRONIC CONTROL SECURITY INC.


Date: March 7, 2005                         By: /s/ Arthur Barchenko
                                               ---------------------------------
                                                    Arthur Barchenko, President